UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 19, 2014
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	001-31610	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On May 19, 2014, the Federal Reserve Bank of St. Louis (the “FRB”) terminated the Written Agreement (the “Agreement”), dated March 24, 2010, by and among First Banks, Inc. (the “Company”), The San Francisco Company (“SFC”), First Bank and the FRB. The Agreement previously required the Company and First Bank to take certain steps intended to improve their overall financial condition, as further described in "Item 1. – Business – Supervision and Regulation – Regulatory Agreements" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which summary is qualified by reference to the full text of the Agreement filed as Exhibit 10.11 thereto. Pursuant to the Agreement, the Company prepared and filed with the FRB a number of specific plans that strengthened and/or addressed the following matters: (i) board oversight over the management and operations of the Company and First Bank; (ii) credit risk management practices; (iii) lending and credit administration policies and procedures; (iv) asset improvement; (v) capital; (vi) earnings and overall financial condition; and (vii) liquidity and funds management. Additionally, the Company entered into a Memorandum of Understanding with the FRB, dated May 19, 2014, relating to, among other things, the payment of dividends and redemption of stock. The memorandum is characterized by regulatory authorities as an informal action that is neither published nor made publicly available by the FRB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	May 23, 2014	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

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